Exhibit 99.1

Amyris Engages 30-Year Wall Street Veteran to Support Capital Markets Activities & Further Balance Sheet Transformation

EMERYVILLE, Calif., (November 25, 2019) -- Amyris, Inc. (Nasdaq:AMRS) is pleased to announce that it has entered into a consulting agreement with John Ziegelman, formerly a senior portfolio manager at Wolverine Asset Management, one of the company’s top 15 shareholders. Ziegelman has over 30 years’ experience investing in and advising small-cap public companies. In addition to his time with Wolverine, Ziegelman has held senior positions at Shearson-Lehman Brothers, Kidder Peabody, Citadel, and Carpe Diem Capital. Ziegelman holds an MBA from the University of Chicago and a BA from the University of Michigan. The scope of the two-year consultancy, which began on November 20, focuses on advising Amyris on supporting its capital markets activities, further simplifying the balance sheet and helping the company further diversify and increase its institutional shareholder base.

“With our business having its best year across our technology platform, ingredients and leading brands, we are ready to further simplify and improve our balance sheet and build upon our shareholder base, and I’m very pleased to have John Ziegelman supporting these activities,” said John Melo, Amyris President and CEO. “With over $1 million currently in weekly Biossance sales underway and over $300 million of contracted payments from our collaboration partners expected over the next three years, we are now well-positioned to start generating positive operating cash flow for 2020 and beyond. We are very pleased with our progress in the fourth quarter and excited to partner with John to help us leverage our business performance and improved capital structure into increased shareholder value."

“After more than 30 years as an investment banker and hedge fund manager, including six years as a top Amyris shareholder, I am so excited to help John and his team unlock the significant latent value that I see in the company’s stock,” said Ziegelman. “With anticipated business execution and balance sheet concerns addressed in the coming quarters, I see the value of the company’s existing business and its advanced technology platform becoming more visible and further evidenced.”

About Amyris

Amyris is the integrated renewable products company that is enabling the world's leading brands to achieve sustainable growth. Amyris applies its innovative bioscience solutions to convert plant sugars into hydrocarbon molecules and produce specialty ingredients and consumer products. The company is delivering its No Compromise® products and services across a number of markets, including specialty and performance chemicals, flavors and fragrances, cosmetics ingredients, pharmaceuticals, and nutraceuticals. More information about the company is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as potential sources of cash for the company, anticipated changes to the company’s institutional shareholder base, and expectations for business growth and execution in 2020, 2021 and 2022. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo and No Compromise are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries.

Contact:

Peter DeNardo

Director, Investor Relations and Corporate Communications

Amyris, Inc.

+1 (510) 740-7481

investor@amyris.com